Exhibit 99.1
N e w s   R e l e a s e

CONTACT:	Michael Berman	FOR IMMEDIATE RELEASE
	(312) 279-1496	April 14, 2008
ELS REPORTS FIRST QUARTER RESULTS
Stable Core Performance
          CHICAGO, IL — April 14, 2008 — Equity LifeStyle Properties, Inc. (NYSE: ELS) today announced results for the quarter ended March 31, 2008.
     a) Financial Results
          For the first quarter 2008, Funds From Operations (“FFO”) were $32.6 million, or $1.07 per share on a fully-diluted basis, compared to $31.5 million, or $1.04 per share on a fully-diluted basis for the same period in 2007. Net income available to common stockholders totaled $12.7 million, or $0.52 per share on a fully-diluted basis for the quarter ended March 31, 2008. This compares to net income available to common stockholders of $16.2 million, or $0.66 per share on a fully-diluted basis for the same period in 2007. See the attachment to this press release for reconciliation of FFO and FFO per share to net income available to common shares and net income per common share, respectively, the most directly comparable GAAP measures.
     b) Portfolio Performance
          First quarter 2008 property operating revenues were $106.4 million, compared to $100.6 million in the first quarter of 2007. For the quarter ended March 31, 2008, our Core1 property operating revenues increased approximately 4.3 percent and Core property operating expenses increased approximately 5.0 percent, resulting in an increase of approximately 3.7 percent to income from Core property operations over the quarter ended March 31, 2007.
          For the quarter ended March 31, 2008, the Company had 124 new home sales (including 24 third-party sales); an increase of two homes compared to the quarter ended March 31, 2007. Gross revenues from home sales were approximately $6.2 million for the quarter ended March 31, 2008, compared to approximately $9.1 million for the quarter ended March 31, 2007. Gross loss from inventory home sales was approximately $0.6 million for the quarter ended March 31, 2008 which was comprised of a gross loss on new and used inventory home sales of approximately $0.1 million and an increase in our new home inventory reserve and expenses related to used home removal of approximately $0.5 million. Net loss from home sales and other was

[1]	Properties we owned for the same period in both years.

approximately $0.3 million for the quarter ended March 31, 2008, compared to net income from home sales and other of approximately $0.8 million for the same period last year.
     c) Asset-related Transactions
          On January 14, 2008, we acquired a 179-site property known as Grandy Creek located on 63 acres near Concrete, Washington. The purchase price was approximately $1.8 million and the property was leased to Privileged Access.
          On January 23, 2008, we acquired a 151-site resort property known as Lake George Schroon Valley Resort on approximately 20 acres in Warrensburg, New York. The purchase price was approximately $2.1 million.
          On February 15, 2008, the Company increased its joint venture interest in the 1,682-site property known as Voyager RV Resort, in Tucson, Arizona. This brought the Company’s interest in the joint venture property to 50 percent and the purchase price for the additional interest was approximately $6.0 million.
          We currently have two all-age properties held for disposition and are in various stages of negotiations for sale. The Company plans to reinvest the proceeds from the sales of these properties or reduce its outstanding lines of credit.
          During the quarter ended March 31, 2008, we accrued $0.3 million of potential liability for future estimated costs associated with the testing and expected remediation of lead contamination in the soil at certain locations within Appalachian RV, a 357-site resort property located in Shartlesville, Pennsylvania. We have temporarily closed the property while we perform further testing of the soil and determine the best course of action. For the year ended December 31, 2007, Appalachian RV’s property operating revenues were approximately $1.0 million and its property operating expenses were approximately $0.6 million.
     d) Balance Sheet
          Our average long-term secured debt balance was approximately $1.6 billion in the quarter, with a weighted average interest rate, including amortization, of approximately 6.1 percent per annum. Our unsecured debt balance currently consists of approximately $79.5 million outstanding on our lines of credit, which have a current availability of approximately $290.5 million. Interest coverage was approximately 2.6 times in the quarter ended March 31, 2008.
          The Company has $200 million of secured mortgage debt that matures in 2008. We recently locked rate on $140 million of financing with Fannie Mae on nine manufactured home properties, most of which have existing secured debt. We have 5.76 percent per annum locked on $25.8 million of financing for 60 days and 5.91 percent per annum locked on $114.4 million for 180 days. The proceeds from the anticipated financing are expected to be used to pay down amounts outstanding on our lines of credit and to pay off maturing mortgage debt. However, there can be no assurance as to the amounts, timing and terms of our anticipated financing.
     e) Guidance
          ELS management continues to project 2008 FFO per share, on a fully-diluted basis, to be in the range of $3.15 to $3.30 for the year ended December 31, 2008.
          The Company’s guidance range acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. The Company’s guidance also assumes that we will not consolidate the operations of Privileged Access with the Company in 2008. The Company submitted a letter to the SEC on February 15, 2008 stating that the Company did not believe it was appropriate to consolidate the operations of Privileged Access. The SEC has concluded its review of our letter and does not object to the Company’s conclusions as described in the letter.
          Factors impacting 2008 guidance include i) the mix of site usage within the portfolio; ii) yield management on our short-term resort sites; iii) scheduled or implemented rate increases; and iv) occupancy changes. Results for 2008 also may be impacted by, among other things i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects; iii) potential effects of uncontrollable factors such as environmental remediation costs and hurricanes; iv) potential acquisitions, investments and dispositions; v) refinancing of approximately $200 million of mortgage debt maturing in 2008; vi) changes in interest rates; and vii) continued initiatives regarding rent control legislation in California and related legal fees. Quarter-to-quarter results during the year are impacted by the seasonality at certain of the properties.
          Equity LifeStyle Properties, Inc. owns or has an interest in 313 quality properties in 28 states and British Columbia consisting of 112,841 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
          A live webcast of Equity LifeStyle Properties, Inc.’s conference call discussing these results will be available via the Company’s website in the Investor Info section at www.equitylifestyle.com at 10:00 a.m. Central time on April 15, 2008.
          This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility;

•	in the all-age properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing;

•	our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions;

•	our assumptions about rental and home sales markets;

•	the completion of pending acquisitions and timing with respect thereto;

•	ability to obtain financing or refinance existing debt;

•	the effect of interest rates;

•	whether we will consolidate Privileged Access and the effects on our financials if we do so; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
          These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
          Tables follow:

Equity LifeStyle Properties, Inc.
Selected Financial Data
(Unaudited)
(Amounts in thousands except for per share data)

	Quarters Ended
	Mar. 31,	Mar. 31,
	2008	2007
Property Operations:
Community base rental income	$61,034	$58,799
Resort base rental income	34,597	31,721
Utility and other income	10,791	10,100

Property operating revenues	106,422	100,620

Property operating and maintenance	33,769	31,189
Real estate taxes	7,440	7,358
Property management	5,294	4,658

Property operating expenses	46,503	43,205

Income from property operations	59,919	57,415

Home Sales Operations:
Gross revenues from inventory home sales	6,195	9,107
Cost of inventory home sales	(6,750)	(8,117)

Gross (loss) profit from inventory home sales	(555)	990
Brokered resale revenues, net	367	493
Home selling expenses	(1,513)	(2,251)
Ancillary services revenues, net	1,448	1,540

(Loss) income from home sales and other	(253)	772

Other Income and Expenses:
Interest income	387	537
Income from other investments, net	6,910	4,966
Equity in income of unconsolidated joint ventures	1,476	1,685
General and administrative	(5,399)	(3,671)
Rent control initiatives	(1,347)	(436)

Operating income (EBITDA)	61,693	61,268

Interest and related amortization	(24,984)	(25,793)
Income from discontinued operations	57	120
Depreciation on corporate assets	(98)	(110)
Income allocated to Preferred OP Units	(4,032)	(4,031)

Funds from operations (FFO)	$32,636	$31,454

Depreciation on real estate and other costs	(16,274)	(15,624)
Depreciation on unconsolidated joint ventures	(592)	(366)
(Loss) gain on sale of properties	(41)	4,586

Income allocated to Common OP Units	(3,004)	(3,890)
Net Income available to Common Shares	$12,725	$16,160

Net income per Common Share — Basic	$0.53	$0.68
Net income per Common Share — Fully Diluted	$0.52	$0.66

FFO per Common Share — Basic	$1.09	$1.05
FFO per Common Share — Fully Diluted	$1.07	$1.04

Average Common Shares — Basic	24,200	23,910
Average Common Shares and OP Units — Basic	30,028	29,881
Average Common Shares and OP Units —Fully Diluted	30,386	30,351

Equity LifeStyle Properties, Inc.
(Unaudited)

	As Of	As Of
	March 31,	December 31,
	2008	2007
Total Common Shares and OP Units Outstanding:
Total Common Shares Outstanding	24,558,959	24,348,517
Total Common OP Units Outstanding	5,790,906	5,836,043

	March 31,	December 31,
	2008	2007
	(amounts in 000s)	(amounts in 000s)
Selected Balance Sheet Data:
Total real estate, net	$1,893,772	$1,901,904
Cash and cash equivalents	$2,567	$5,785
Total assets (1)	$2,028,246	$2,033,695

Mortgage notes payable	$1,551,230	$1,556,392
Unsecured debt	$82,100	$103,000
Total liabilities	$1,725,975	$1,744,978
Minority interest	$220,117	$217,776
Total stockholders’ equity	$82,155	$70,941

	Quarters Ended
	Mar. 31,	Mar. 31,
	2008	2007
Manufactured Home Site Figures and Occupancy Averages: (1)
Total Sites	44,160	44,152
Occupied Sites	39,972	39,970
Occupancy %	90.5%	90.5%
Monthly Base Rent Per Site	$509	$490
Core Monthly Base Rent Per Site	$509	$496

	Quarters Ended
	Mar. 31,	Mar. 31,
	2008	2007
Home Sales: (1)
New Home Sales Volume (2)	124	122
New Home Sales Gross Revenues (000s)	$5,800	$8,499
Used Home Sales Volume (3)	61	83
Used Home Sales Gross Revenues (000s)	$395	$608
Brokered Home Resale Volume	240	299
Brokered Home Resale Revenues, net (000s)	$367	$493

(1)	Results of continuing operations.

(2)	Quarter ended March 31, 2008 and 2007 include 24 and 14 third-party dealer sales, respectively.

(3)	Quarter ended March 31, 2008 and 2007 include zero and 11 third-party dealer sales, respectively.

Equity LifeStyle Properties, Inc.
(Unaudited)
Summary of Total Sites as of March 31, 2008:

Sites
Community sites (1)	44,800
Resort sites:
Annuals	19,400
Seasonal	8,400
Transient	9,900
Membership (2)	24,300
Joint Ventures (3)	6,000

112,800

(1)	Includes 655 sites from discontinued operations.

(2)	All sites are currently leased to Privileged Access.

(3)	Joint Venture income is included in Equity in income from unconsolidated joint ventures.

	Quarters Ended
	Mar. 31,	Mar. 31,
	2008	2007
	(amounts in 000s)	(amounts in 000s)
Funds available for distribution (FAD):
Funds from operations	$32,636	$31,454
Non-revenue producing improvements to real estate	(2,087)	(2,614)

Funds available for distribution	$30,549	$28,840

FAD per Common Share — Basic	$1.02	$0.97
FAD per Common Share — Fully Diluted	$1.01	$0.95

	Full Year 2008
	Low	High
Earnings and FFO per Common Share Guidance on a fully diluted basis (unaudited)
Projected net income	$0.81	$0.94
Projected depreciation	2.14	2.14
Projected income allocated to common OP Units	0.20	0.22

Projected FFO available to common shareholders	$3.15	$3.30

     Funds from Operations (“FFO”) is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
     FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.